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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) January 22, 2002
                                                         ----------------




                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
             (Exact name of registrant as specified in its charter)




      Washington                   000-26897                     91-1359136
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(State of incorporation)      (Commission File No.)           (IRS Employer No.)




                9060 Activity Road, Suite A, San Diego, CA. 92126
                -------------------------------------------------
                    (Address of principal executive offices)




Registrant's telephone number, including area code 858-273-5282
                                                   ------------




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


(a)      Previous Independent Accountants

         (i) On January 22, 2002, the Registrant dismissed its certifying accountants, McKennon, Wilson & Morgan (MWM).

         (ii) The reports of MWM on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for the years ended December 31, 2001 and 2000 included a paragraph expressing substantial doubt as to the Registrant's ability to continue as a going concern.

         (iii) The Registrant's audit committee and Board of Directors participated in and approved the decision to change independent accountants.

         (iv) During the Registrant's two most recent fiscal years and through the date of this report, there have been no disagreements with MWM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MWM, would have caused MWM to make reference thereto in MWM's reports on the financial statements.

         (v) During the two most recent fiscal years and through the date of this report, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         (vi) The Registrant has requested that MWM furnish it with a letter addressed to the Securities and Exchange Commission stating whether MWM agrees with the above statements. A copy of such letter, dated January 24, 2002 is attached as Exhibit 16.1.



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(b)      New Independent Accountants

         (i) On January 22, 2002, the Registrant engaged Hurley & Company as its new independent accountants. During the two most recent fiscal years and through the date of this report, the Registrant has not consulted with Hurley & Company on items which (1) are described in Regulation S-K Item 304(a)(2)(i) or
                  (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)(ii)).


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 16.1 Letter dated January 24, 2002 from MWM, the Registrant's former accountants, to the Securities and Exchange Commission.





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2002        La Jolla Fresh Squeezed Coffee Co., Inc.


                               By: /s/ Cody C. Ashwell
                               -----------------------------------
                               Cody C. Ashwell
                               Chief Executive Officer